SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material under Rule 14a-12
[ ]  Confidential, for use of the Commission only
     (as permitted by Rule 14a-6(e)(2)

                              VISUAL NETWORKS, INC.
_______________________________________________________________________________
                  (Name of Registrant as Specified in Charter)



_______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     __________________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:

     __________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

     __________________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:

     __________________________________________________________________________

(5)  Total fee paid:

     __________________________________________________________________________

[ ]  Fee paid previously with preliminary materials:

     __________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

     __________________________________________________________________________

(2)  Form, schedule or registration statement no.:

     __________________________________________________________________________

(3)  Filing party:

     __________________________________________________________________________

(4)  Date filed:

     __________________________________________________________________________

                              VISUAL NETWORKS, INC.
                                2092 Gaither Road
                            Rockville, MD 20850-4013
                                 (301) 296-2300

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 2002


     The annual meeting of stockholders of Visual Networks, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 29, 2002, at 10:00 a.m., local time, at the offices of Piper Rudnick LLP, 1200 19th Street, N.W., Washington, DC 20036, for the following purposes:

1. To elect two directors to serve for a term of three years, and until their successors are elected and duly qualified;

2. To approve an amendment to the 1999 Employee Stock Purchase Plan to make available for purchase under the plan an additional 1,000,000 shares of our common stock;

3. To approve the issuance of shares of our common stock upon (a) the conversion of our 5% Senior Secured Convertible Debentures due March 25, 2006,
(b) payment of interest thereon, (c) the conversion of to-be-created series of convertible preferred stock, (d) payment of dividends thereon, (e) the exercise of related warrants by the holders thereof, and (f) redemption of the debentures or the to-be-created preferred stock, which upon such conversion, payment, exercise and redemption, would result in an investor in our company holding more than 19.99% of our outstanding common stock; and

4. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

     The foregoing matters are described in more detail in the enclosed proxy statement. The board of directors has fixed the close of business on April 2, 2002, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the annual meeting or any postponement or adjournment thereof.

                                       By Order of the Board of Directors,


                                       /s/ Nancy A. Spangler
                                       ------------------------------
                                           Nancy A. Spangler
                                           Secretary
Rockville, Maryland
April 29, 2002

                              VISUAL NETWORKS, INC.
                                2092 Gaither Road
                         Rockville, Maryland 20850-4013
                                 (301) 296-2300

                                 PROXY STATEMENT

     Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by our management for the board of directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about April 29, 2002.

                        GENERAL INFORMATION ABOUT VOTING

Who can vote?

     You can vote your shares of common stock if our records show that you owned the shares on April 2, 2002. A total of 31,861,347 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

     Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the two director nominees and for each of the other proposals to be considered at the meeting.

What if other matters come up at the annual meeting?

     The matters described in this proxy statement are the only matters that we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

     Yes. At any time before the vote on a proposal, you can change your vote either by giving our secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

     Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

     If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

     We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

     If your shares are held in the name of a nominee, and you do not tell the nominee by May 22, 2002 how to vote your shares (so-called "broker nonvotes"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

Who pays for this proxy solicitation?

     We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

     Our board of directors is divided into three classes. The number of directors is determined from time to time by the board of directors and is currently fixed at seven (7) members. A single class of directors is elected each year at the annual meeting. Subject to transition provisions, each director elected at each such meeting will serve for a term ending on the date of the third annual meeting of stockholders after his election and until his successor has been elected and duly qualified.

     Two directors are to be elected at this annual meeting to serve until the 2005 annual meeting, and until their successors are elected and duly qualified. In the event either nominee is unable or unwilling to serve as a nominee, the proxies may be voted for any substitute nominee designated by the present board of directors or the proxy holders to fill such vacancy, or the board of directors may be reduced in accordance with our bylaws. The board of directors has no reason to believe that the persons named will be unable or unwilling to serve as nominees or as directors if elected.

     Set forth below is certain information concerning the nominees and the other incumbent directors:

Directors to be Elected at the 2002 Annual Meeting

     Marc F. Benson, age 52, has been a director since December 1994. Since July 1992, he has been a principal and partner of NEPA Venture Funds, now Mid-Atlantic Venture Fund, a venture capital fund.

     Peter J. Minihane, age 53, has been a director since February 2000. He is currently an independent consultant. Mr. Minihane was our Executive Vice President, Chief Financial Officer and Treasurer from October 1997 to January 2002. From April 2000 to August 2000, Mr. Minihane also served as our Chief Operating Officer. From June 1997 to October 1997, he was our Senior Vice President, Chief Financial Officer and Treasurer. From May 1992 to May 1997, he was Executive Vice President, Chief Financial Officer and Treasurer of Microcom, Inc., a remote access company.

Directors Whose Terms Expire in 2003

     Ted H. McCourtney, age 63, has been a director since January 1996. He was a general partner of Venrock Associates, a venture capital fund, from 1970 to 2000. Mr. McCourtney is currently an independent consultant. He is also a director of Caremark, Inc., which provides pharmacy benefit management services and therapeutic pharmaceutical services, and NTL, Inc., a telecommunications company.

     William J. Smith, age 67, has been a director since March 1997. Since October 1999, he has been a general partner of Mentor Group, a consulting firm that assists early stage companies in developing their sales and marketing strategies. From November 1997 to October 1999, he was Vice President, Worldwide Sales, of FlowWise Networks, Inc., an IP switching technology company. From August 1992 to October 1997, he was the Senior Vice President, Sales and Marketing, of Premisys Communications, Inc., an integrated digital access company. He also serves on the advisory boards of several early stage companies.

     Scott E. Stouffer, age 41, has been our Chairman of the board of directors since inception in 1993 and was our President and Chief Executive Officer from 1993 until June 2001.

Directors Whose Terms Expire in 2004

     G. Michael Cassity, age 52, has been a director since January 2002. Since November 2000, Mr. Cassity has been President and Chief Operating Officer of NuVox Communications, a facilities-based integrated communications provider formed upon the merger of Trivergent Communications and Gabriel Communications. From March 2000 to October 2000, Mr. Cassity served as President and Chief Operating Officer of Trivergent Communications. From January 2000 to February 2000, Mr. Cassity served as Vice President and Chief Procurement Officer at BellSouth Telecommunications, Inc. From December 1997 to December 1999, Mr. Cassity was Vice President - Network Operations at BellSouth Telecommunications, Inc. From November 1996 to November 1997, Mr. Cassity was Vice President - Strategic Management Unit at BellSouth Telecommunications, Inc.

     Elton R. King, age 55, has been our President, Chief Executive Officer and a member of our board of directors since June 2001. Prior to joining us, Mr. King served from 1996 to 2000 as the Group President of Carrier and Network Services at BellSouth Telecommunications, Inc. where he was responsible for marketing, provisioning and maintaining network products and services to telecommunications providers including BellSouth Telecommunications' Customer Operations Units, competitive local exchange carriers (CLECs) and long distance carriers. Mr. King is also a director of Hibernia Corporation, a bank and financial holding company, and Cleco Corporation, a holding company that generates, transmits and distributes electric energy and natural gas in Louisiana.

     Unless marked otherwise, proxies received will be voted for the election of the nominees named above.

Recommendation of the Board of Directors

     Our board of directors recommends a vote "FOR" the election of the nominees named above.

                      THE BOARD OF DIRECTORS AND COMMITTEES

     Our board of directors met eight times during 2001. No director attended less than 75 percent of the aggregate of: (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board.

     From January 1, 2001 to July 2001, the Audit Committee consisted of Mr. McCourtney, Mr. Benson and Grant G. Behrman and met three times. Each member of the Audit Committee was considered to be an "independent director" under the NASD's rules.

     In July 2001, Mr. Behrman resigned from the Audit Committee and Mr. Stouffer filled this vacancy. The Audit Committee met one time during the remainder of the year. In accordance with the Nasdaq rules regarding audit committee composition and the exception provided therein with respect to Mr. Stouffer's election to the Audit Committee, the board, upon consideration of a number of factors, including the commitments of Mr. Smith, the only other independent director then available to serve on the Committee, determined it to be in the best interest of the Company and its stockholders that Mr. Stouffer serve on the Audit Committee notwithstanding his lack of "independence" under the Nasdaq rules.

     The Audit Committee recommends the firm to be appointed as independent auditors to audit our financial statements, discusses the scope and results of the audit with the independent auditors, reviews with our management and the independent auditors our interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures and reviews the non-audit services to be performed by our independent auditors. The board of directors adopted a written charter for the Audit Committee that governs the committee's responsibilities and functions and such written charter has been previously filed with the SEC.

     The Compensation Committee currently consists of Messrs. Benson, Stouffer and Smith and met four times during 2001. The Compensation Committee reviews and recommends the compensation arrangements for our executive officers and administers our stock option plans.

     The board of directors currently does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for you to nominate persons to serve as directors, the board of directors will consider recommendations from you, which should be addressed to our Secretary, Nancy A. Spangler, c/o Piper Rudnick LLP, 1775 Wiehle Avenue, Suite 400, Reston, VA 20190.

     Directors who are not currently our employees (the "Eligible Directors") receive awards of stock options under our Amended and Restated 1997 Directors' Stock Option Plan and, after issuance of all shares reserved in the plan, under our 2000 Stock Incentive Plan, for their service on the board. Upon the closing of our initial public offering in February 1998, the Eligible Directors who were on our board received option grants of 24,000 shares. Each new Eligible Director receives an option grant of 24,000 shares upon his or her initial election to the board (an "Initial Grant"). In addition, Eligible Directors receive option grants of 6,000 shares at each annual meeting of stockholders while they serve as directors (an "Annual Grant"). The Initial Grants and Annual Grants vest at a rate of 2,000 and 500 shares per month, respectively.

                               EXECUTIVE OFFICERS

     In addition to Mr. King, Messrs. Steven G. Hindman and John H. Saunders are our executive officers:

     Steven G. Hindman, age 44, has been our Executive Vice President, Sales and Marketing, since September 2000. From November 1999 to August 2000, he was Senior Vice President - Sales and Marketing of Hughes Network Systems, a VSAT equipment and services provider. From July 1998 to October 1999, Mr. Hindman was Sales Vice President - Data Networking Services for AT&T. From September 1996 to June 1998, Mr. Hindman was Marketing Vice President - Data Networking Services for AT&T.

     John H. Saunders, age 45, has been our Chief Financial Officer since January 2002. From October 2001 to January 2002, Mr. Saunders served as our Vice President, Finance. From January to September 2001, Mr. Saunders worked as a consultant for Primus Telecommunications, assisting with strategic financial initiatives. From September 1995 to December 2000, Mr. Saunders was the Chief Financial Officer at Swissport, a spin-off from DynCorp and a leading commercial aviation ground handling services company, where he ultimately led the sale of the company to SwissAir.

     Our officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

                             EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the compensation paid by us during the last three years ending December 31, 2001, to our chief executive officer, and the other most highly compensated executive officers, other than our chief executive officer, whose total compensation for services in all capacities exceeded $100,000 during such year, whom we refer to as our "Named Executive Officers."





                           Summary Compensation Table

                                                                                                    Long-Term
                                                                                                   Compensation
                                                                                                 ----------------
                                                                 Annual Compensation                Securities
                                                                 -------------------                Underlying
                                              Year         Salary      Bonus(1)       Other          Options
                                              ----         ------      -------        -----      ----------------
Elton R. King...........................      2001      $ 215,873(4)   $  --        $  --           1,000,000
 President and Chief Executive Officer        2000          --            --           --                --
                                              1999          --            --           --                --


Peter J. Minihane.......................      2001        212,500         --           --             496,016
  Executive   Vice   President,   Chief       2000        225,000         --           --             276,016(2)
   Financial Officer and Treasurer            1999        180,000        44,177        --             120,000(2)


Steven G. Hindman.......................      2001        275,000         --         85,000(5)        100,000
  Executive Vice President, Sales             2000         95,486(3)      --        123,000(5)        300,000
  and Marketing                               1999          --            --           --                --


Scott E. Stouffer.......................      2001        120,714(4)      --           --             695,268
  Chairman of the Board, President and        2000        260,000         --           --             513,268(2)
  Chief Executive Officer                     1999        225,000        51,203        --             182,000(2)



(1) Reflects bonuses earned in the year indicated, paid during the following fiscal year.

(2)  These stock options were cancelled in November 2000.

(3) The salary paid to Mr. Hindman in 2000 was for the period from August 28, 2000, his date of employment, through December 31, 2000 and was based on an annual base salary of $275,000.

(4) Mr. Stouffer resigned as President and CEO of the Company and Mr. King assumed such positions on June 18, 2001.

(5) Pursuant to Mr. Hindman's employment arrangement, these guaranteed payments were made in the first quarters of 2002 and 2001, respectively.

                             OPTIONS GRANTED IN 2001

     The following table provides the specified information concerning options granted to our Named Executive Officers for the year ended December 31, 2001:




                                                 Percent of
                                                    Total                                        Potential Realizable
                              Number of         Options/SARs                                   Value at Assumed Annual
                              Securities         Granted To     Exercise                         Rates of Stock Price
                              Underlying        Employees In    Price Per                       Appreciation for Option
       Name               Option/SARs Granted    Fiscal Year      Share     Expiration Date             Term
       ----               -------------------   ------------    ---------   ---------------    ------------------------
                                                                                                   5%           10%
                                                                                                  ---           ---
  Elton R. King.........       1,000,000            11.96%        $3.92        05/03/11       $2,465,267    $6,247,470

  Scott E. Stouffer.....         695,268             8.31          3.92        05/03/11        1,714,021     4,343,666

  Peter J. Minihane.....         396,016             4.74          4.00        05/02/11          996,209     2,524,590
                                 100,000             1.20          1.90        10/26/11          119,490       302,811

  Steven G. Hindman.....         100,000             1.20          1.90        10/16/11          119,490       302,811



                OPTION EXERCISES IN 2001 AND YEAR-END VALUE TABLE


         The following table provides information concerning option exercises in 2001 and unexercised options held as of December 31, 2001, for our Named Executive Officers.


                           Shares                        Number of Securities            Value of Unexercised
                          Acquired                           Underlying                       in-the-Money
                            on           Value           Unexercised Options at                Options at
                          Exercise      Received           December 31, 2001              December 31, 2001(1)
                         ----------   -----------      -------------------------     -----------------------------
                                                      Exercisable   Unexercisable     Exercisable    Unexercisable
                                                      -----------   -------------     -----------    -------------
Elton R. King..........    --         $  --             200,000        800,000          $140,000        $560,000
Scott E. Stouffer......   6,760        29,812           247,203        448,065           173,042         313,645
Peter J. Minihane......    --            --             232,856        367,160           350,672         465,338
Steven G. Hindman......    --            --              86,804        313,196           136,576         583,923


(1) Calculated on the basis of $4.62 per share, the closing price of our common stock on the Nasdaq National Market on December 31, 2001, less the exercise price payable for such shares, multiplied by the number of shares underlying the option.

                            TEN-YEAR OPTION REPRICING

     The following table provides information concerning the repricing of certain stock options for our Named Executive Officers:





                                             Number of      Market Price of    Exercise Price                  Length of Original
                                             Securities     Stock at Time of     at Time of                   Option Term Remaining
                                             Underlying       Repricing or      Repricing or    New Exercise   at Date of Repricing
       Name                     Date        Options/SARs       Amendment         Amendment         Price          or Amendment
       ----                     ----        ------------    ----------------   --------------   ------------  ---------------------

Scott E. Stouffer........    May 3, 2001     513,268            $3.92             $12.06           $3.92       9 years, 2 months
 Former President and CEO                    182,000             3.92              32.25            3.92       8 years, 5 months


Peter J. Minihane........    May 2, 2001      50,000             4.00              31.50            4.00       7 years, 9 months
 Former Executive VP,                         70,000             4.00              32.50            4.00       8 years, 5 months
 CFO and Treasurer                           276,016             4.00              12.06            4.00       9 years, 2 months



                               PERFORMANCE GRAPH


     The following graph shows the comparison of cumulative total return on our common stock, based on the market price of our common stock assuming reinvestment of dividends with a comparable return of the S&P Communications Equipment Index and The Nasdaq Stock Market (U.S.) Index, for the period beginning January 31, 1998 through December 31, 2001.


                                             Cumulative Total Return
                                             ---------------------------------
                                   2/6/98    12/98    12/99     12/00    12/01



VISUAL NETWORKS, INC.............. 100.00    300.00   634.00     26.00    36.96
NASDAQ STOCK MARKET (U.S.)........ 100.00    136.66   253.96    152.75   121.21
S & P COMMUNICATIONS EQUIPMENT.... 100.00    167.40   367.60    160.74    59.07



                                                           [GRAPHIC OMITTED]

                             EMPLOYMENT ARRANGEMENTS

     Elton R. King. In May 2001, Mr. King entered into an employment agreement with us which currently provides for an annual base salary of $400,000 plus certain other benefits for Mr. King's services as President and Chief Executive Officer. Upon termination of employment by us without cause, Mr. King is entitled to receive the compensation and benefits which would otherwise be payable to him for a maximum of six months following such termination. He was granted nonstatutory options to purchase 1,000,000 shares of common stock at an exercise price of $3.92 per share, vesting 20% on the date of the option grant agreement and the remainder in equal monthly installments over the next 30 month period. All of his unvested options vest upon a change of control.

     Steven G. Hindman. In August 2000, Mr. Hindman entered into an employment arrangement with us which currently provides for an annual base salary of $275,000 plus certain other benefits. Upon termination of employment by us without cause, Mr. Hindman is entitled to receive the compensation and benefits which would otherwise be payable to him for a maximum of six months following such termination. He was granted options to purchase 300,000 shares of common stock in November 2000 at an exercise price of $3.125 per share, vesting 25% on the first anniversary of the date of grant and in equal monthly increments over the next three years. All of his unvested options vest upon a change of control.

     John H. Saunders. In January 2002, Mr. Saunders entered into an employment arrangement with us which currently provides for an annual base salary of $185,000 plus certain other benefits for Mr. Saunders' services as Chief Financial Officer. Upon termination of employment by us without cause, Mr.
Saunders is entitled to receive the compensation and benefits which would otherwise be payable to him for a maximum of six months following such termination. He was granted options to purchase 150,000 shares of common stock in October 2001 at an exercise price of $1.85 per share, with options to purchase 30,000 shares vesting on the six-month anniversary of the date of grant and the remaining options vesting in equal monthly increments over the next thirty months. All of his unvested options vest upon a change of control.

     Scott E. Stouffer. In December 1994, Mr. Stouffer entered into an employment arrangement with us which provided for an annual salary of $260,000, which our board of directors reviewed annually, plus an annual bonus and reimbursement of certain expenses. He was granted options to purchase 182,000 shares of common stock in October 1999 at an exercise price of $32.25 per share and he was granted options to purchase 513,268 shares of common stock in July 2000 at an exercise price of $12.06 per share. Both of these grants were subsequently cancelled and on May 3, 2001, Mr. Stouffer was granted options to purchase 695,268 shares on common stock at an exercise price of $3.92 per share, with 20% of the options vesting on the date of grant and the remainder vesting in equal monthly installments over the next thirty-six months. All of his unvested options vest upon a change of control. Mr. Stouffer resigned as President and CEO of the Company effective June 18, 2001.

     Peter J. Minihane. In June 1997, Mr. Minihane entered into an employment arrangement with us which provided for an annual base salary of $225,000, in addition to certain other benefits. He was granted (i) options to purchase 175,000 shares of common stock in June 1997 at an exercise price of $1.75 per share, vesting 20% on the first anniversary of the date of grant and in equal monthly increments over the next four years, (ii) options to purchase 50,000 shares of common stock in February 1999 at an exercise price of $31.50 per share, vesting in equal monthly increments over three years, (iii) options to purchase 70,000 shares of common stock in October 1999 at an exercise price of $32.25 per share, vesting in monthly installments of 2,416 shares, (iv) options to purchase 276,016 shares of common stock in July 2000 at an exercise price of $12.06 per share, and (v) options to purchase 100,000 shares of common stock in October 2001 at an exercise price of $1.90 per share, vesting in equal monthly installments over thirty-six months. The options granted in 1999 and 2000 were cancelled in November 2000, and Mr. Minihane was granted options to purchase 396,016 shares of common stock at an exercise price of $4.00 per share, with 20% of the options vesting on the date of grant and the remainder vesting in equal monthly installments over the next thirty-six months. All of his unvested options vest upon a change of control. Mr. Minihane resigned as Executive Vice President, Chief Financial Officer and Treasurer effective January 15, 2002. Mr. Minihane entered into a two month consulting agreement with the Company which provides for a monthly payment of $18,750. This consulting agreement terminates on April 15, 2002.

     Our employment arrangements with Messrs. King, Hindman, Saunders, Stouffer and Minihane each contain general non-solicitation and non-competition provisions applicable during the period of employment with us and for one year thereafter.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION
                      for the Year Ended December 31, 2001

     The Compensation Committee of our board of directors reviews and recommends the compensation arrangements for our executives and administers our stock option plans. The Compensation Committee, established in December 1994, comprises three members, all of whom are outside directors. The members of the Compensation Committee on the date of this report are Marc Benson, William Smith and Scott Stouffer. Mr. Stouffer was named to the Compensation Committee in July 2001 after resigning as our President and CEO in June 2001. None of the directors has any interlocking or other relationship with us that would call into question his independence as a Compensation Committee member.

     The Compensation Committee seeks to achieve three broad goals in connection with our executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable us to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of our specified business objectives. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for our executives. Finally, our executive compensation programs are intended to provide executives with an equity interest in the company so as to link a portion of the compensation of our executives with the performance of our common stock.

     The compensation programs for our executives established by the Compensation Committee consist of three elements tied to the foregoing objectives: base salary, annual cash bonus, and stock-based equity incentives achieved primarily through participation in our stock option plans. Our compensation philosophy is to be competitive with comparable and directly competitive companies in order to attract, retain, and motivate highly qualified employees. To this end, we have adjusted the mix of the compensation components from year to year according to the company's performance.

     BASE SALARY. Executive base salary is adjusted periodically based on financial results and performance on developmental objectives which we believe are critical to the company's long-term progress. These objectives include progress on the company's current business plan's objectives and staff development.

     BONUS. We annually determine whether to pay bonuses and approve executive bonuses based upon the achievement of earnings and performance objectives which we believe are critical to the company's long-term progress and success. Bonuses are payable to officers, managers and key employees based upon the recommendation of the Chief Executive Officer. We approve the bonuses for each of the Named Executive Officers. For 2001, the company paid bonuses totaling $85,000 to executive officers.

     STOCK OPTIONS. Participants in the company's stock option plans include directors, executive officers, and key employees. Stock options are granted to new employees on their hiring date based on the recommendation of the company's officers to us and subject to our approval. In addition, the company's officers periodically recommend to us, for our approval at regulatory scheduled Compensation Committee meetings, stock option grants to employees based on merit. Options currently outstanding typically vest over three to five year periods and expire ten years from the dates of grant. In May 2001 and pursuant to the company's stock option trade-in program, our Compensation Committee granted options to two of our then executive officers. These options allowed for the purchase of up to 1,091,284 shares of our common stock and replaced options previously granted to those persons listed in the above table. The Compensation Committee offered the trade-in program to the employees, including the executives, because it believed that the cancelled options no longer provided a benefit to the option holders due to the difference between the exercise prices of the options and the market price of our common stock.

     CHIEF EXECUTIVE COMPENSATION. Mr. King's compensation for the fiscal year 2001 is shown in the summary compensation table included in our proxy statement. Mr. King's base salary was based upon Mr. King's prior business experience and salary levels paid to chief executive officers of similarly sized companies in the telecommunications industry.

     Mr. Stouffer's compensation for the fiscal years 1999 through 2001 is shown in the summary compensation table included in our proxy statement. Mr. Stouffer's base salary was based upon Mr. Stouffer's duties and salary levels paid to chief executive officers of similarly sized companies in the telecommunications industry. Further consideration was given to Mr. Stouffer's involvement in the founding of our company, his previous services for the company and his involvement in our successful initial public offering. We believe that Mr. Stouffer managed the company extremely well and made progress on the company's business plan objectives.

     Based on its evaluation of the performance of the executive officers, the Compensation Committee believes that our executive officers are committed to achieving positive long-term financial performance and enhanced stockholder value, and that the compensation policies and programs discussed in this report have motivated our executive officers to work toward these goals. Section 162(a) of the Internal Revenue Code disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any year to the corporation's chief executive officer or to any of the four other most highly compensated executive officers. The statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation Committee currently intends to structure its executive-compensation packages to meet these requirements.

                                            Marc F. Benson
                                            William J. Smith
                                            Scott E. Stouffer


                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

     The Compensation Committee of the board of directors was formed in December 1994, and the current members of the Compensation Committee are Messrs. Benson, Smith and Stouffer. Mr. Stouffer joined the Compensation Committee in July 2001 after serving as our President and CEO until June 2001.

                            AUDIT COMMITTEE REPORT ON
                          AUDITED FINANCIAL STATEMENTS
                      for the Year Ended December 31, 2001


     From January 1, 2001 to July 2001, the Audit Committee of the board of directors consisted of Messrs. McCourtney, Benson and Behrman, three independent directors, as required by Nasdaq listing standards. In July 2001, Mr. Behrman resigned from the Audit Committee and Mr. Stouffer filled this vacancy. In accordance with the Nasdaq rules regarding audit committee composition and the exception provided therein with respect to Mr. Stouffer's election to the Audit Committee, the board, upon consideration of a number of factors, including the commitments of Mr. Smith, the only other independent director then available to serve on the Committee, determined it to be in the best interest of the company and its stockholders that Mr. Stouffer serve on the Audit Committee notwithstanding his lack of "independence" under the Nasdaq rules.

     We operate under a written charter adopted by the board of directors and are responsible for overseeing the company's financial reporting processes on behalf of the board of directors. The members of the Audit Committee on the date of this report are Marc F. Benson, Scott E. Stouffer and Ted H. McCourtney. Each year, we recommend to the Board of Directors, subject to stockholder ratification, the selection of the company's independent auditors.

     Management is responsible for the company's financial statements and the financial reporting processes, including internal controls. The independent auditors are responsible for performing an independent audit of the company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. Our responsibility is to monitor and oversee these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our company's financial statements has been carried out in accordance with generally accepted auditing standards or that our company's independent accountants are in fact "independent."

     In this context, we have met and held discussions with management and Arthur Andersen LLP, the company's independent auditors. Management represented to us that the company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the consolidated financial statements with management and the independent auditors. We discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of the auditors'
judgments about the quality (not just the acceptability) of the company's accounting principles as applied to financial reporting. Arthur Andersen LLP also provided us with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with Arthur Andersen LLP that firm's independence.

     Arthur Andersen LLP billed us an aggregate of $180,000 for professional services rendered in connection with its audit of our financial statements for the year ended December 31, 2001 and its reviews of our financial statements included in the Forms 10-Q filed by us during 2001.

     During the calendar year ended December 31, 2001, Arthur Andersen LLP also billed us an aggregate of $163,000 for services rendered in connection with acquisition accounting assistance, benefit plan audits and tax consulting. During the calendar year ended December 31, 2001, Arthur Andersen LLP provided no services and therefore billed no fees to us in connection with financial information systems design and implementation.

     The Audit Committee of the board of directors has determined that the provision of services by Arthur Andersen LLP described in the preceding paragraph is compatible with maintaining their independence as our independent auditors. Based on our discussion with management and the independent auditors and our review of the representation of management and the disclosures by the independent auditors to the Audit Committee, we recommended to the board of directors that the company's audited consolidated financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                            Marc F. Benson
                                            Scott E. Stouffer
                                            Ted H. McCourtney

                             PRINCIPAL STOCKHOLDERS

     The following table shows the number of shares of our common stock beneficially owned as of March 31, 2002 by:

     -each person who we believe beneficially owns more than 5% of the common stock;

     -each director;

     -each of our Named Executive Officers; and

     -the directors and executive officers as a group.

     Unless otherwise indicated (i) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, and (ii) the address for the persons named in the table is 2092 Gaither Road, Rockville, Maryland 20850-4013.


                                               Number of Shares
                                                Beneficially                   Percent of
Name of Beneficial Owner                            Owned                 Shares Outstanding (1)
------------------------                        ---------------           ----------------------

Salomon Smith Barney Holdings Inc.
 Citigroup Inc.    (2).................            1,945,810                     6.09%

Marc F. Benson     (3).................               39,501                      *
G. Michael Cassity (4).................                8,000                      *
Steven G. Hindman  (5).................              151,522                      *
Elton R. King      (6).................              329,622                     1.02
Ted H. McCourtney  (7).................              149,824                      *
Peter J. Minihane  (8).................              366,040                     1.13
John H. Saunders   (9).................               34,000                      *
William J. Smith   10).................               71,504                      *
Scott E. Stouffer (11).................            1,272,121                     3.94

All executive officers and directors
 as a group(9 persons) (12)............            2,422,134                     7.29


*Less than 1%.

(1) As of March 31, 2002, we had outstanding 31,967,492 shares of common stock. The persons named in this table have sole voting power with respect to all shares of common stock. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock, which that person could purchase by exercising outstanding options and options which will become exercisable within 60 days of March 31, 2002, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes shares held by Salomon Smith Barney Holdings Inc. ("SSB Holdings") and Citigroup Inc. ("Citigroup"). The above parties executed an agreement on February 5, 2002 to file a joint Schedule 13G with the Commission. The principal address for SSB Holdings is 388 Greenwich Street, New York, New York, 10013 and the principal address for Citigroup is 399 Park Avenue, New York, New York 10043.

(3) Represents 3,000 shares of common stock and 36,501 shares of common stock issuable upon exercise of options.

(4) Represents shares of common stock issuable upon exercise of options.

(5) Represents 19,579 shares of common stock and 131,943 shares of common stock issuable upon exercise of options.

(6) Represents shares of common stock issuable upon exercise of options.

(7) Represents 101,824 shares of common stock and 48,000 shares of common stock issuable upon exercise of options.

(8) Represents 63,623 shares of common stock and 302,417 shares of common stock issuable upon exercise of options.

(9) Represents shares of common stock issuable upon exercise of options.

(10) Represents 23,504 shares of common stock and 48,000 shares of common stock issuable upon exercise of options.

(11) Includes 791,742 shares of common stock held by Mr. Stouffer, 155,923 shares of common stock held by the Scott E. Stouffer GRAT and 324,456 shares of
common  stock  issuable  upon  exercise  of  options.   Mr.  Stouffer  disclaims
beneficial ownership of the shares held by the GRAT.

(12) Includes an aggregate of 1,262,939 shares of common stock issuable upon exercise of options.


    PROPOSAL NO. 2: APPROVE AN AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

     We currently maintain the 1999 Employee Stock Purchase Plan, which was initially adopted by our board of directors on April 7, 1999, and approved by the stockholders at the 1999 annual meeting. The purchase plan is an employee benefit plan that offers eligible employees the opportunity to purchase shares of our common stock through regular payroll deductions. The purchase plan is intended to encourage all of our employees to acquire an equity interest in the company in order to share in our future growth and success, and to align employee financial interests with long-term stockholder value. We initially reserved 400,000 shares of our common stock for issuance under the purchase plan. Our board amended the plan on April 11, 2001 to include an additional 750,000 shares of common stock and such amendment was approved by our stockholders at our 2001 annual meeting. All 1,150,000 shares reserved to date under the purchase plan will be acquired in the near term. Consequently, the board proposes that the stockholders approve an amendment to the purchase plan to make available for purchase under the plan an additional 1,000,000 shares of our common stock or an aggregate of 2,150,000 shares, enough shares to satisfy plan purchases through April 2005. The increase in the number of shares available for purchase under the plan is the only revision being made to the purchase plan as initially approved by the stockholders. The following is a brief summary of the purchase plan as proposed to be amended; it is qualified in its entirety by reference to the full text of the plan, which appears as Appendix A to this document.

     General Administration; Amendment And Termination. The purchase plan operates pursuant to procedures and guidelines set forth in the plan document. Our Compensation Committee is currently the administrator of the purchase plan. Our board of directors may terminate the purchase plan or amend it in any respect at any time, except that (a) no amendment may cause the purchase plan to fail to comply with Section 423 of the Internal Revenue Code unless expressly provided by our board of directors; and (b) if stockholder approval of any amendment is required by Section 423 of the Internal Revenue Code, the amendment will become effective only upon obtaining such approval.

     Eligibility. All of our employees, including those of our participating subsidiaries, are eligible to participate in the purchase plan except employees who beneficially own 5% or more of the total combined voting power of all classes of our stock. The Compensation Committee, in its capacity as administrator of the purchase plan, has further restricted eligibility to full-time employees and part-time employees regularly scheduled to work more than 20 hours per week, provided that all such employees must normally be employed for at least five months in any calendar year and are not considered temporary employees. These eligibility requirements are subject to change from time to time in the discretion of the Compensation Committee. Based on current employee data, we estimate that approximately 190 employees are eligible to participate in the purchase plan as of March 31, 2002.

     Available Shares. The purchase plan, as amended, authorizes the issuance of up to 2,150,000 shares of our common stock, subject to adjustment for stock dividends, stock splits, reclassifications and other changes affecting our common stock.

     Stock Purchases Under The Purchase Plan; Payroll Deduction. Prior to an option period, each eligible employee may elect to purchase shares of common stock under the purchase plan by completing a payroll deduction authorization form. Beginning on the option period commencement date, deductions are made from the pay of each participating employee in the amount specified on the employee's payroll deduction form, up to a maximum of 15% of the employee's compensation. Deductions are allocated to the participating employee's account. Interest is not accrued or paid on employee payroll deduction accounts. During an option period, a participating employee may discontinue payroll deductions. Upon discontinuance, the accumulated balance of the employee's payroll deduction account will be refunded to him or her. Other than discontinuance, an employee may not change his or her payroll deduction during an option period.

         Purchase of Shares; Limitations. On the last day of each option period, the aggregate amount allocated to each participating employee's payroll deduction account is used to purchase shares of common stock from us. In the discretion of our board of directors, these shares may be authorized but unissued shares of common stock or shares purchased on the open market. The purchase price is determined by the Compensation Committee from time to time but may never be less than 85% of the closing price of a share of our common stock on the first or last day of an option period, whichever closing price is lower. No employee may purchase under the purchase plan in any one calendar year shares of our common stock having an aggregate fair market value in excess of $25,000.

     Option Periods. The purchase plan authorizes the Compensation Committee to specify option periods under the purchase plan, not to exceed a maximum duration of 27 months. The Compensation Committee has designated two six-month option periods running from May 1st to October 31st and from November 1st to April 30th, respectively. These option periods are subject to change from time to time in the discretion of the Compensation Committee.

     Termination of Employment. If an employee terminates employment for any reason, retires, or dies during an option period, no payroll deduction will be taken from any pay due and owing to the employee, no stock will be purchased for the employee, and the balance in the employee's payroll deduction account will be paid to the employee, or, in the event of the employee's death, to the executor or administrator of the employee's estate, or, if no such person has been appointed to our knowledge, to such other person(s) as we may designate in accordance with the terms of the purchase plan.

     Purchase Plan Benefits. Because the number of shares of common stock that may be purchased by any participant in the purchase plan is based on the fair market value of such shares on future dates and on the participant's decision to purchase shares, the benefits or amounts that will be received by purchase plan participants are not currently determinable. As of March 28, 2002, the fair market value of a share of our common stock, determined by the last reported sale price per share of common stock on such date as quoted on the Nasdaq National Market, was $2.94.

     Tax Aspects. The purchase plan is intended to qualify as an "employee stock purchase plan" under the provisions of Internal Revenue Code section 423. As such, neither the grant of options to purchase shares under each option period nor the actual purchase of shares at the close of the option period will result in taxable income to the employee or a deduction to us.

     If the employee disposes of shares acquired under the purchase plan (including by way of gift) within two years after the commencement date of the option period under which the shares are purchased or within one year after the shares are purchased, there will be a "disqualifying disposition" of the shares under the Internal Revenue Code. Upon a disqualifying disposition, the employee must recognize ordinary income equal to the excess of the fair market value of the shares on their purchase date over the purchase price paid to acquire the shares. This excess will be taxed as ordinary income in the year of the disqualifying disposition even if no gain is realized on the disposition or a gift of the shares is made. Any gain realized on a disqualifying disposition in excess of the fair market value of the shares on the purchase date generally will be treated as long-term or short-term capital gain, depending on the holding period for such shares. If the shares are sold for less than their fair market value measured as of the purchase date, the same amount of ordinary income is attributed to the employee and a capital loss is recognized equal to the difference between the purchase price and the fair market value of the shares on the purchase date. We will have a corresponding tax deduction at the time of the disqualifying disposition equal to the amount of ordinary income recognized by the employee.

     If an employee disposes of shares acquired under the purchase plan other than in a disqualifying disposition (that is, the disposition occurs after the holding periods described above have been satisfied), the employee recognizes
(1) ordinary income equal to the difference between the employee's purchase price and the fair market value of the shares on the commencement date of the option period under which the shares were purchased, or, if less, the difference between the amount realized by the employee in the disposition and the purchase price of the shares, and (2) a long-term capital gain for any additional gain realized by the employee in the disposition. If the employee sells the shares and the sale price is less than the purchase price, then there is no ordinary income recognized and the employee recognizes a capital loss for the difference between the sale price and the purchase price. We will not have a corresponding tax deduction for the ordinary income recognized by the employee if there is not a disqualifying disposition.

Required Vote

     Approval of the amended purchase plan will require the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting. Broker non-votes and abstentions are not treated as votes cast for this purpose and have no effect on the outcome of the vote.

Recommendation of the Board of Directors

     Our board of directors unanimously recommends that stockholders vote "FOR" the approval and ratification of the amendment to the Employee Stock Purchase Plan.


   PROPOSAL NO. 3: APPROVAL OF ISSUANCE OF COMMON STOCK UPON (A) CONVERSION OF OUR 5% SENIOR SECURED CONVERTIBLE DEBENTURES DUE MARCH 25, 2006, (B) PAYMENT OF
    INTEREST THEREON, (C) CONVERSION OF TO-BE-CREATED SERIES OF CONVERTIBLE PREFERRED STOCK, (D) PAYMENT OF DIVIDENDS THEREON (E) EXERCISE OF RELATED
 WARRANTS, AND (F) REDEMPTION OF THE DEBENTURES OR PREFERRED STOCK, WHICH UPON SUCH CONVERSION, PAYMENT, EXERCISE AND REDEMPTION WOULD RESULT IN AN INVESTOR
            HOLDING MORE THAN 19.99% OF OUR OUTSTANDING COMMON STOCK


     In March 2002, we sold $10.5 million of our 5% senior secured convertible debentures due March 25, 2006 (the "debentures") to Pine Ridge Financial, Inc., Smithfield Fiduciary LLC, Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P., Pequot Scout Fund, L.P. and Pequot Navigator Offshore, Inc. (the "investors"). The debentures will be convertible initially into approximately 2,986,093 of shares of our common stock, based upon a conversion price of $3.5163 per share. In addition, we issued warrants to these investors to purchase up to an aggregate of approximately 828,861 shares of our common stock at an exercise price of $4.2755 per share.

     These investors also have the right to purchase from us approximately 1,635,242 shares of a to-be-created series of preferred stock with an initial conversion price of $3.5163 per share, which they may have exercised in whole or in part after the mailing of this proxy statement but prior to our annual meeting date, but not later than May 6, 2002. These investors also have the right to purchase approximately 1,075,826 additional shares of a to-be-created preferred stock with an initial conversion price of $4.4338 from September 25, 2002 and June 25, 2003. We may also issue additional warrants to these investors upon their purchase, if any, of our to-be-created preferred stock and these warrants would permit the investors to purchase up to an aggregate of approximately 830,439 shares of our common stock at an exercise price of $4.2755 per share.

     The terms of the debentures and of the to-be-created preferred stock allow us to pay accrued interest and dividends in shares of our common stock. If we paid all the interest and dividends in shares of common stock based on a market price of $2.94 per share (the market price of our stock on March 28, 2002), we would be issuing approximately 1,430,000 additional shares of our common stock.

     The terms of the debentures and of the to-be-created preferred stock also allows us to make our redemption payments in shares of common stock in lieu of paying cash. If we redeemed all of the principal of the debentures and the stated value of the to-be-created preferred stock in shares of common stock based on a market price of $2.94, we would be issuing approximately 7,150,000 additional shares of our common stock. These shares would be in lieu of rather than in addition to the shares that would be issued upon conversion of the debentures or the to-be-created preferred stock.

     It is possible that one or more of the investors could hold 20% or more of our total outstanding common stock if an investor converted all of its debentures and all of the shares of preferred stock, if any, that it may purchase into shares of common stock (or if we paid the redemption price for the debentures and the preferred stock in shares of common stock) and fully exercised its warrants, and if we paid interest or dividends in common stock. Under Rule 4350(i)(1)(B) of the Marketplace Rules of The Nasdaq Stock Market, stockholder approval is required for an issuance or potential issuance of securities that will result in a change of control of the issuer. The Nasdaq has taken the view that the possibility that one or more of our investors could hold 20% or more of our total outstanding common stock could be viewed as a change of control requiring stockholder approval under Rule 4350(i)(1)(B) of the Marketplace Rules. Our agreements with the investors therefore include a cap that would prevent any one investor from converting its debentures or shares of preferred stock that it may purchase (or if we paid the redemption price for the debentures and the preferred stock in shares of common stock, prohibit us from so doing) and/or exercising its warrants or receiving payments of interest and dividends to the extent that the conversions (or redemptions), exercises and payments would result in the investor owning more than 19.99% of our total outstanding common stock. Further, our agreements with the investors provide that the cap may be removed only upon the approval of a majority of the votes cast at a stockholders' meeting, which is consistent with the requirements of Rule 4350(i) of the Marketplace Rules.

     If the stockholder approval now being sought is not obtained, these investors, together with their affiliates, will be prohibited pursuant to the current terms of the debentures, the to-be-created preferred stock and the warrants from converting their debentures or the to-be-created preferred stock (or prohibit us from paying the redemption price for the debentures and the preferred stock in shares of common stock) or exercising their warrants or paying interest or any dividends in shares of common stock, to the extent that such conversion, exercise, redemption or payment would result in an investor holding more than 19.99% of our outstanding common stock.

Required Vote

     Approval of the proposal requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting. Broker non-votes and abstentions are not treated as votes cast for this purpose and have no effect on the outcome of the vote.

Recommendation of the Board of Directors

     Our board of directors unanimously recommends that stockholders vote "FOR" approving the issuance of common stock upon conversion of the debentures, the payment of interest thereon in common stock, the conversion of the to-be-created preferred stock, the payment of dividends thereon in common stock, the redemption of the debentures or the to-be-created preferred stock in shares of common stock and the exercise of the related warrants by an investor, which upon such conversion, issuance, payment, redemption and exercise would result in an investor holding more than 19.99% of our outstanding common stock.

                              STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated under the Exchange Act, our stockholders may present proposals for inclusion in our proxy statement for consideration at the next annual meeting of our stockholders by submitting their proposals to us in a timely manner. Any such proposal must comply with Rule 14a-8 and must be received by us at the address appearing on the first page of this proxy statement by December 30, 2002 in order to be considered for inclusion in our proxy statement and form of proxy relating to that meeting.

     Our by-laws require stockholders who intend to propose business for consideration by stockholders at an annual meeting, other than stockholder proposals that are included in the proxy statement, to give written notice to our Secretary not less than sixty days and not more than ninety days before the anniversary of the prior year's meeting. A stockholder must submit a matter to be raised at our 2003 meeting of stockholders on or after March 1, 2003, but not later than March 30, 2003. The written notice should be sent to our corporate secretary, Nancy A. Spangler, c/o Piper Rudnick LLP, 1775 Wiehle Avenue, Suite 400, Reston, VA 20190, and must include a brief description of the business, the reasons for conducting such business, any material interest the stockholder has in such business, the name and address of the stockholder as they appear on our books and the number of shares of our common stock the stockholder beneficially owns.

     SEC rules set forth standards for what stockholder proposals we are required to include in a proxy statement for an annual meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Our directors and executive officers must file reports with the Securities and Exchange Commission indicating the number of shares of our common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. Based on our review of these reports and written representations from the persons required to file them, we believe each of our directors and executive officers filed all the required reports during 2001. To our knowledge, during 2001, no other person subject to the reporting requirement of Section 16(a) failed to file or was delinquent in filing a required report except for Mr. Benson's delinquent filing of his Form 4 for the month of April 2001.

                                  OTHER MATTERS

     Our board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

     We have filed an Annual Report on Form 10-K for the year ended December 31, 2001 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K by writing to our Chief Financial Officer, John Saunders, at Visual Networks, Inc., 2092 Gaither Road, Rockville, Maryland 20850-4013. Our Form 10-K is also available through our website at www.visualnetworks.com.

                                                           APPENDIX A



                              VISUAL NETWORKS, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN

                             Effective April 7, 1999
                   Amended April 11, 2001 and January 9, 2002

     The Plan provides eligible employees of Visual Networks, Inc. (the "Corporation") and certain of its subsidiaries with opportunities to purchase shares of the Corporation's Common Stock, $0.01 par value per share (the "Common Stock"). The Plan is intended to benefit the Corporation by increasing the employees' interest in the Corporation's growth and success and encouraging employees to remain in the employ of the Corporation or its participating subsidiaries. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be so applied and interpreted.

     1. Shares Subject to the Plan. Subject to adjustment as provided herein, the aggregate number of shares of Common Stock that may be made available for purchase under the Plan is 2,150,000 shares. The shares purchased under the Plan may, in the discretion of the Board of Directors of the Corporation (the "Board"), be authorized but unissued shares of Common Stock, shares purchased on the open market, or shares from any other proper source.

     2. Administration. The Plan will be administered by the Board or by a committee appointed by the Board (the "Administrator"). The Administrator has authority to interpret the Plan, to make, amend and rescind all rules and regulations for the administration and operation of the Plan, and to make all other determinations necessary or desirable in administering and operating the Plan, all of which will be final and conclusive. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan.

     3. Eligibility. All employees of the Corporation, including directors who are employees, and all employees of any subsidiary of the Corporation (as defined in Code section 424(f)), now or hereafter existing, that is designated by the Administrator from time to time as a participating employer under the Plan (a "Designated Subsidiary"), are eligible to participate in the Plan, subject to such further eligibility requirements as may be specified by the Administrator consistent with Code section 423.

     4. Options to Purchase Common Stock.

     (a) Options ("Options") will be granted pursuant to the Plan to each eligible employee on the first day on which the National Association of Securities Dealers Automated Quotation ("Nasdaq") system is open for trading ("Trading Day") on or after January 1 of each year, or such other date specified by the Administrator. Each Option will terminate on the last Trading Day of a period specified by the Administrator (each such period referred to herein as an "Option Period"). No Option Period shall be longer than 27 months in duration. Unless the Administrator determines otherwise, subsequent Option Periods of equal duration will follow consecutively thereafter, each commencing on the first Trading Day immediately after the expiration of the preceding Option Period.

     (b) An individual must be employed as an eligible employee by the Corporation or a Designated Subsidiary on the first Trading Day of an Option Period in order to be granted an Option for that Option Period. However, the Administrator may designate any subsequent Trading Day(s) (each such designated Trading Day referred to herein as an "Interim Trading Day") in an Option Period upon which Options will be granted to eligible employees who first commence employment with, or first become eligible employees of, the Corporation or a Designated Subsidiary after the first Trading Day of the Option Period. In such event, the Interim Trading Day shall constitute the first Trading Day of the Option Period for all Options granted on such day for all purposes under the Plan.

     (c) Each Option represents a right to purchase on the last Trading Day of the Option Period, at the Purchase Price hereinafter provided for, whole shares of Common Stock up to such maximum number of shares specified by the Administrator on or before the first day of the Option Period. All eligible employees granted Options under the Plan for an Option Period shall have the same rights and privileges with respect to such Options. The purchase price of each share of Common Stock (the "Purchase Price") subject to an Option will be determined by the Administrator, in its discretion, on or before the beginning of the Option Period; provided, however, that the Purchase Price for an Option with respect to any Option Period shall never be less than the lesser of 85 percent of the Fair Market Value of the Common Stock on the (i) first Trading Day of the Option Period or (ii) last Trading Day of the Option Period, and shall never be less than the par value of the Common Stock.

     (d) For purposes of the Plan, "Fair Market Value" on a Trading Day means the average of the high and low sale prices per share of Common Stock as reflected on the principal consolidated transaction reporting system for securities listed on any national securities exchange or other market quotation system on which the Common Stock may be principally listed or quoted or, if there are no transactions on a Trading Day, then such average for the preceding Trading Day upon which transactions occurred.

     (e) Notwithstanding any provision in this Plan to the contrary, no employee shall be granted an Option under this Plan if such employee, immediately after the Option would otherwise be granted, would own 5% or more of the total combined voting power or value of the stock of the Corporation or any subsidiary. For purposes of the preceding sentence, the attribution rules of Code section 424(d) will apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase will be treated as stock owned by the employee.

     (f) Notwithstanding any provision in this Plan to the contrary, no employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and all other stock purchase plans of the Corporation and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the time such Option is granted) for each calendar year in which the Option is outstanding at any time, as required by Code section 423.

     5. Payroll Deductions and Cash Contributions. To facilitate payment of the Purchase Price of Options, the Administrator, in its discretion, may permit eligible employees to authorize payroll deductions to be made on each payday during the Option Period, and/or to contribute cash or cash-equivalents to the Corporation, up to a maximum amount determined by the Administrator. The Corporation will maintain bookkeeping accounts for all employees who authorize payroll deduction or make cash contributions. Interest will not be paid on any employee accounts, unless the Administrator determines otherwise. The Administrator shall establish rules and procedures, in its discretion, from time to time regarding elections to authorize payroll deductions, changes in such elections, timing and manner of cash contributions, and withdrawals from employee accounts. Amounts credited to employee accounts on the last Trading Day of an Option Period will be applied to the payment of the Purchase Price of outstanding Options pursuant to Section 6 below.

     6. Exercise of Options; Purchase of Common Stock. Options shall be exercised on the close of business on the last Trading Day of the Option Period. In accordance with rules established by the Administrator, the Purchase Price of Common Stock subject to an option shall be paid (i) from funds credited to an eligible employee's account, (ii) by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System, or (iii) by such other method as the Administrator shall determine from time to time. Options shall be exercised only to the extent the Purchase Price is paid with respect to whole shares of Common Stock. Any balance remaining in an employee's account at the end of an Option Period after such purchase of Common Stock will be carried forward automatically into the employee's account for the next Option Period unless the employee is not an eligible employee with respect to the next Option Period, in which case such amount will be promptly refunded.

     7. Issuance of Certificates. As soon as practicable following the end of each Option Period, certificates representing shares of Common Stock purchased under the Plan for such Option Period will be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Administrator's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

     8. Rights on Retirement, Death, Termination of Employment, or Termination of Status as Eligible Employee. In the event of an employee's termination of employment or termination of status as an eligible employee prior to the last Trading Day of an Option Period (whether as a result of the employee's voluntary or involuntary termination, retirement, death or otherwise), any outstanding Option granted to him will immediately terminate, no further payroll deduction will be taken from any pay due and owing to the employee and the balance in the employee's account will be paid to the employee or, in the event of the employee's death, (a) to the executor or administrator of the employee's estate or (b) if no such executor or administrator has been appointed to the knowledge of the Administrator, to such other person(s) as the Administrator may, in its discretion, designate. If, prior to the last Trading Day of an Option Period, the Designated Subsidiary by which an employee is employed will cease to be a subsidiary of the Corporation, or if the employee is transferred to a subsidiary of the Corporation that is not a Designated Subsidiary, the employee will be deemed to have terminated employment for the purposes of this Plan.

     9. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay will constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

     10. Options Not Transferable. Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     11. Withholding of Taxes. To the extent that a participating employee realizes ordinary income in connection with the purchase, sale or other transfer of any shares of Common Stock purchased under the Plan or the crediting of interest to the employee's account, the Corporation may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan must, within 30 days of such sale or transfer, notify the Corporation in writing of the sale or transfer.

     12. Application of Funds. All funds received or held by the Corporation under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees and can be commingled with other general corporate funds. Participating employees' accounts will not be segregated.

     13.  Effect of Changes in Capitalization.

     (a) Changes in Stock. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation occurring after the effective date of the Plan, the number and kind of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be similarly adjusted so that the proportionate interest, if any, of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such Options, but shall include a corresponding proportionate adjustment in the Purchase Price per share.

     (b) Reorganization in Which the Corporation Is the Surviving Corporation. Subject to Subsection (c) of this Section 13, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, all outstanding Options under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Options would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such Options immediately prior to such reorganization, merger or consolidation.

     (c) Reorganization in Which the Corporation Is Not the Surviving Corporation or Sale of Assets or Stock. Upon any dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board that results in any person or entity owning more than 50 percent of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new Options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Option Period shall be deemed to have ended on the last Trading Day prior to such termination, and, unless the Administrator determines otherwise in its discretion, each participating employee shall have the ability to choose either to (i) have all monies then credited to such employee's account (including interest, to the extent any has accrued) returned to such participating employee or (ii) exercise his Options in accordance with Section 6 on such last Trading Day; provided, however, that if a participating employee does not exercise his right of choice, his Options shall be deemed to have been automatically exercised in accordance with Section 6 on such last Trading Day. The Administrator shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Corporation gives notice thereof to its stockholders.

     (d) Adjustments. Adjustments under this Section 13 related to stock or securities of the Corporation shall be made by the Administrator, whose determination in that respect shall be final, binding, and conclusive.

     (e) No Limitations on Corporation. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

     14. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Corporation is required by Code section 423, such amendment will not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Code section 423 unless expressly so provided by the Board.

     15. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Option plus the number of shares purchased under all Options previously granted under this Plan exceeds the maximum number of shares issuable under this Plan, the Administrator will allot the shares then available on a pro rata basis. Any funds then remaining in a participating employee's account after purchase of the employee's pro-rata number of shares will be refunded.

     16. Termination of the Plan. This Plan may be terminated at any time by the Board. Except as otherwise provided in Section 13(c) hereof, upon termination of this Plan all outstanding Options shall immediately terminate and amounts in the employees' accounts will be promptly refunded.

     17. Governmental Regulations.

     (a) The Corporation's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

     (b) The Plan will be governed by the laws of the State of Delaware except to the extent that such law is preempted by federal law.

     18. Effective Date. The Plan is effective as of the date on which it was adopted by the Board of Directors of the Corporation, subject to the approval of the stockholders of the Corporation within 12 months of the effective date. The Plan was amended by the Board of Directors of the Corporation on April 11, 2001 and January 9, 2002 to add additional shares to the Plan.

Date Approved by the Board:   April 7, 1999, April 11, 2001 and January 9, 2002

Date Approved by the Stockholders:   May 26, 1999 and May 29, 2001

                                   PROXY CARD

     INTERNET ACCESS IS HERE! Visual Networks, Inc. is pleased to announce that registered stockholders now have an innovative and secure means of accessing and managing their registered accounts on-line. This easy-to-use service is only a click away at:
                            ________________________

                            http://www.equiserve.com

     In order to access your  account and request  your  temporary  password (or
PIN), you will need your Social Security number, and Issue ID (171610). Please click on the "Account Access" tab and follow the instructions for receiving a new password and a temporary password will be mailed to your address of record.

                            _______________________

                                   DETACH HERE


                                      PROXY
                              VISUAL NETWORKS, INC.
                                2092 Gaither Road
                         Rockville, Maryland 20850-4013

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The  undersigned  hereby appoints Elton R. King, John H. Saunders and Nancy
A. Spangler, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Visual Networks, Inc. (the "Company") held of record by the undersigned on April 2, 2002 at the Annual Meeting of Stockholders to be held on May 29, 2002 at 10:00 a.m., local time, at the offices of Piper
Rudnick LLP , and any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
SIDE                                                                SIDE



Vote by Telephone                                                  Vote by Internet

It's fast, convenient, and immediate! Call                         It's fast, convenient, and your vote is immediately
Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE                     confirmed and posted!
(1-877-779-8683).


Follow these four easy steps:                                      Follow these four easy steps.
1. Read the accompanying Proxy Statement and Proxy Pard.           1. Read the accompanying Proxy Statement and Proxy Card.
2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683)       2. Go to the Website http://www.eproxyvote.com/vnwk
3. Enter your 14-digit Voter Control Number                        3. Enter your 14-digit Voter Control Number
    located on your Proxy Card above your name.                       located on your Proxy Card above your name.
4. Follow the recorded instructions.                               4. Follow the instructions provided.


Your vote is important!                                            Your vote is important!
Call 1-877-PRX-VOTE anytime!                                       Go to http://www.eproxyvote.com/vnwk anytime!


Do not return your Proxy Card if you are voting by Telephone or Internet

                                   DETACH HERE

[X] Please mark votes as in this example.


1. To elect two directors to serve for a term of               2. To approve an amendment to the 1999 Employee
three years and until their successors are elected             Stock Purchase Plan to make available for purchase
and duly qualified;                                            under the Plan an additional 1,000,000 shares of
                                                               common stock;
Nominee: (01) Marc F. Benson                                         FOR           AGAINST           ABSTAIN
         (02) Peter J. Minihane                                      [ ]             [ ]               [ ]

FOR NOMINEES           WITHHELD FROM NOMINEES                  3. To approve the issuance of shares of common
   [ ]                        [ ]                              stock upon (a) the conversion of the 5% Senior
                                                               Secured Convertible Debentures due March 25, 2006,
                                                               (b) payment of interest thereon, (c) the conversion
                                                               of to-be-created series of convertible preferred
__________________________________                             stock, (d) payment of dividends thereon, (e) the
FOR ALL EXCEPT FOR AS NOTED ABOVE:                             exercise of related warrants by the holders
                                                               thereof, and (f) redemption of the debentures or
                                                               the to-be-created preferred stock, which upon such
                                                               conversion, payment, exercise and redemption would
                                                               result in an investor holding more than 19.99% of
                                                               the outstanding common stock; and

                                                                     FOR           AGAINST           ABSTAIN
                                                                     [ ]             [ ]               [ ]

                                                               4. To transact such other business as may properly be
                                                               brought before the meeting or any adjournment or postponement of the meeting including potential adjournments for the purpose of soliciting additional proxies.




                                                               MARK HERE FOR  ADDRESS CHANGE AND NOTE AT LEFT [ ]
                                                               Please sign Exactly as your name appears hereon. Joint
                                                               owners each should sign. Executors, administrators,
                                                               trustees, guardians or other fiduciaries should give full
                                                               title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:_____________________ Date:__________



Signature:_____________________ Date:__________
